UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2012

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877-950-7473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Pending Cardinal Acquisition

On November 30, 2012, Atlas Pipeline Mid-Continent Holdings, LLC, a wholly-owned subsidiary of Atlas Pipeline Partners, L.P. (the “Company”), entered into a definitive agreement with Cardinal Midstream, LLC to purchase 100% of the equity interests in its three wholly-owned subsidiaries for $600 million in cash, subject to customary purchase price adjustments. The assets of these companies include gas gathering, processing and treating facilities in Oklahoma, Texas and Arkansas.

Closing of the pending Cardinal acquisition is expected to occur in December 2012 with an effective date of December 1, 2012, and is subject to customary closing conditions. There can be no assurance that the Cardinal acquisition will be completed in the anticipated time frame, or at all. A copy of the definitive agreement is attached hereto as Exhibit 2.1.

Preferred Equity Backstop Agreement

On November 30, 2012, the Company executed a unit purchase agreement for a private placement of $200 million of its newly created Class D convertible preferred units to third party investors, at a negotiated price per unit of $32.53, which is the face value of the units. If the Company raises more than $150 million in equity offerings, the private investors’ commitment to purchase the Class D preferred units will terminate and the Company will not complete the private placement. Additionally, if the Company raises less than $150 million in such equity offerings, it may call some or all of the investors’ commitment to purchase the Class D preferred units. If the Company issues the Class D preferred units, they will be offered and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act. The Company will pay each investor a commitment fee equal to 2% of its commitment on the earlier of (a) the completion of the Cardinal acquisition, (b) if the Company raises more than $150 million in equity offerings, or (c) the termination of the unit purchase agreement for any reason other than a breach by the investor. The issuance of the Class D preferred units is subject to customary closing conditions, including the closing of the pending Cardinal acquisition discussed above, and there can be no assurance that all of the conditions to closing will be satisfied. A copy of the unit purchase agreement is attached hereto as Exhibit 10.1.

Holders of the Class D preferred units will have the right to convert their units, in whole or in part, at any time before the second anniversary of issuance, into a number of common units equal to (i) the face value plus all unpaid preferred distributions (the “liquidation value”) divided by (ii) the face value, subject to customary anti-dilution adjustments. Unless previously converted, all Class D preferred units will convert into common units on the second anniversary of issuance. The Class D preferred units will receive, at the Company’s option, either cash distributions or distributions of additional Class D preferred units paid in kind, equal to the greater of (i) 2.25% of the face value per quarter or (ii) the quarterly common unit distribution payable for the most recently completed quarter, in each case multiplied by the number of common units into which each preferred unit is convertible. If the Company fails to pay in full any distribution on the preferred units, it will not be permitted to make any distributions on the common units until all preferred distributions have been paid in full.

Upon issuance of the Class D preferred units, the Company will enter into a registration rights agreement pursuant to which it will agree to file a registration statement with the Securities and Exchange Commission to register the resale of the common units issuable upon conversion of the preferred units. The Company will agree to use its commercially reasonable efforts to have the registration statement declared effective by April 30, 2013, and to cause the registration statement to be continuously effective until the earlier of (i) the date as of which all such common units registered thereunder are sold by the holders and (ii) one year after the date of effectiveness.

The Class D preferred units will have class voting rights on any matter that adversely affects or amends any of the rights, preferences, obligations or privileges of the Class D preferred units, except that no holder will have any voting rights with respect to a merger, consolidation or business combination, or sale or other transfer of all or substantially all of the Company’s properties or assets, except to the extent such holder has converted its Class D preferred units into common units before the record date for common units to vote on any such transaction. Upon any liquidation, dissolution or winding up of us, or the sale of all or substantially all of the Company’s assets, the holders of Class D preferred units generally will be entitled to receive, in preference to the holders of any other equity securities, an amount equal to the liquidation value. While any Class D preferred units remain outstanding, the Company will not be permitted to issue any equity securities ranking senior to, or more than $200 million of equity securities ranking pari passu with, the Class D preferred units with respect to liquidation preference or distributions without the affirmative vote of at least 75% of the outstanding Class D preferred units.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01—Preferred Equity Backstop Agreement is incorporated in this item by reference.

Item 7.01 Regulation FD Disclosure.

On December 3, 2012, the Company issued press releases related to the foregoing. A copy of the press release is attached as Exhibit 99.1. The information under this item in this Current Report, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Securities Purchase Agreement dated November 30, 2012, by and among Cardinal Midstream, LLC, Cardinal Arkoma, Inc., Cardinal Arkoma Midstream, LLC, Cardinal Gas Treating LLC and Atlas Pipeline Mid-Continent Holdings, LLC. The schedules to the Securities Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

10.1	Class D Preferred Unit Purchase Agreement dated November 30, 2012 by and among Atlas Pipeline Partners, L.P. and the purchasers named therein.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 3, 2012	ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Securities Purchase Agreement dated November 30, 2012, by and among Cardinal Midstream, LLC, Cardinal Arkoma, Inc., Cardinal Arkoma Midstream, LLC, Cardinal Gas Treating LLC and Atlas Pipeline Mid-Continent Holdings, LLC. The schedules to the Securities Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

10.1	Class D Preferred Unit Purchase Agreement dated November 30, 2012 by and among Atlas Pipeline Partners, L.P. and the purchasers named therein.

99.1	Press Release.